UHS HOLDCO, INC.
AMENDED AND RESTATED STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The Amended and Restated Stock Option Plan (the "Plan") of UHS Holdco, Inc. (the "Company"), adopted by the Board (as defined below) and shareholders of the Company effective May 31, 2007, and amended and restated on November 4, 2014, is intended to advance the best interests of the Company by providing executives and other employees of the Company or any Subsidiary (as defined below) and certain directors and consultants of the Company, in each case, who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such employees, directors and/or consultants to acquire an ownership interest in the Company.  The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "Securities Act") and, unless and until the Common Stock (as defined below) is publicly traded, the issuance of stock purchase options ("Options") for shares of Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such Options is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

ARTICLE II

Definitions

For purposes of the Plan the following terms have the indicated meanings:

"Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

"Aggregate Repurchase Price" shall have the meaning set forth in Section 5.7(c).

"Approved Sale" shall have the meaning set forth in Section 5.10(a).

"Board" means the Company's Board of Directors.

"BSMB" means Bear Stearns Merchant Banking Partners III, L.P. or its Affiliates.

"Cause" means, with respect to any Participant, such Participant's (i) continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially such Participant's duties to the Company and its Subsidiaries (the "Duties") as determined by such Participant's immediate supervisor, the Chief Executive Officer or a Senior Vice President of the Company, or the Board (other than as a result of a disability); (ii) dishonesty or fraud in the performance of such Participant's Duties or a material breach of such Participant's duty of loyalty to the Company or its Subsidiaries; (iii) conviction or confession of an act or acts on such Participant's part constituting a felony under the laws of the United States or any state thereof or a misdemeanor which materially impairs such Participant's ability to perform such Participant's Duties; (iv) willful act or omission on such Participant's part which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries; or (v) breach of any non‑competition, non‑competition, non‑solicitation, non‑disclosure or confidentiality agreement applicable to such Participant; provided, that if any Participant is a party to an employment agreement with the Company or its Subsidiaries, the definition of "cause" (or term of like import) contained therein, if any, shall control.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board.  The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

"Common Stock" means the Company's Common, Stock, par value $.01 per share.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fair Market Value" of any Common Stock as of any given date shall be determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant; provided, that in making such determination, the Board shall assume that the Company and its Subsidiaries are sold as a going concern and then liquidated and shall not provide for any discounts based on the fact that the Common Stock being valued represent a minority interest in the Company; provided,  further, that notwithstanding anything herein to the contrary, any determination of Fair Market Value shall be made in accordance with the requirements of Section 409A of the Code.

"Family Group" means, when used with reference to a specified individual Person, (i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives (other than any remainder interests) or (iii) any limited partnership or limited liability company the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

"Good Reason" means, with respect to any Participant, (i) the Company or its Subsidiaries has reduced or reassigned a material portion of such Participant's duties (per such

Participant's job description); (ii) such Participant's base salary has been reduced other than in connection with an across‑the‑board reduction (of approximately the same percentage) in executive compensation to employees imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company or its Subsidiaries; or (iii) the Company or its Subsidiaries has required such Participant to relocate in excess of fifty (50) miles from the location where such Participant is currently employed; provided, that if any Participant is a party to an employment agreement with the Company or its Subsidiaries, the definition of "good reason" (or term of like import) contained therein, if any, shall control.

"Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Common Stock.

"IPO" means an initial Public Offering of Common Stock or the Company otherwise becoming a "reporting company" under Section 13 of the Exchange Act with regard to a registration of Common Stock under Section 12 of the Exchange Act.

"Issued Shares" means (i) all shares of Common Stock issued upon the proper exercise of an Option and (ii) all equity securities issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.  Unless otherwise provided herein or in a Participant's Option Agreement (as defined herein), Issued Shares will continue to be Issued Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Issued Shares hereunder.

"Option Agreement" shall have the meaning set forth in Section 6.1.

"Options" shall have the meaning set forth in the preamble to this Plan.

"Option Shares" means (i) all shares of Common Stock issuable upon the exercise of an Option and (ii) all shares of any other class of Common Stock issuable upon the exercise of an Option as a result of an adjustment to such Option pursuant to any provision hereof.

"Participant" means any (a) executive or other employee of the Company or any of its Subsidiaries, (b) member of the Board (but excluding any employee or Affiliate of (i) the Company or any Subsidiary or (ii) BSMB), or (c) consultant to the Company, in each case, who has been selected to participate in the Plan by the Committee.

"Permitted Transferee" shall have the meaning set forth in Section 5.8(a).

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

"Public Company" means any Person that is required to file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Sections 13 or 15 of the Securities and Exchange Act.

"Public Offering" means an underwritten public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S‑4 or any form for similar registration purposes, or an employee benefit plan pursuant to a registration statement on Form S‑8 or any form for similar registration purposes.

"Public Sale" means the sale of Issued Shares to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

"Qualified Public Offering" means a Public Offering which results in proceeds (net of underwriting discounts and selling commissions) of an aggregate (together with proceeds from all previous Public Offerings) of at least $100,000,000 and after which the Company's equity securities are listed on a national securities exchange or the NASDAQ Stock Market; provided, that a Qualified Public Offering shall not include any issuance of equity securities in any merger or other business combination.

"Repurchase Notice" shall have the meaning set forth in Section 5.7(b).

"Repurchase Option" shall have the meaning set forth in Section 5.7(a).

"Repurchase Window" shall have the meaning set forth in Section 5.7(d).

"Sale of the Company" means any transaction (other than pursuant to a Public Offering) involving the Company or UHS and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company or UHS (whether by merger, consolidation, sale of the capital stock or otherwise) or (ii) all or substantially all of the assets of the Company or UHS, as determined on a consolidated basis.

"Stockholders Agreement" means the Stockholders Agreement, dated as of May 31, 2007, by and among the Company and certain of the Company's stockholders, as amended or modified from time to time.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.  Where not otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

"Termination Date" means, with respect to any Participant, the date that a Termination Event has occurred.

"Termination Event" means (i) with respect to any Participant that is an executive or other employee of the Company or any Subsidiary, that such Participant has ceased to be employed by the Company or any of its Subsidiaries for any reason (including as a result of such Participant's disability, death or, to the extent that such Participant entered into an employment agreement with the Company, the non‑renewal of such employment agreement), (ii) with respect to any Participant that is a member of the Board, that such Participant had ceased to be a member of the Board for any reason or (iii) with respect to any Participant that is a consultant of the Company or any Subsidiary, that such Participant had ceased to provide consulting services to the Company or any of its Subsidiaries for any reason.

"Transfer" shall have the meaning set forth in Section 5.8(a).

"Transfer Notice" shall have the meaning set forth in Section 5.8(a).

"UHS" means Universal Hospital Services, Inc., a Delaware corporation and a wholly‑owned subsidiary of the Company.

"Valuation Date" means, with respect to any Repurchase Option, the date, if any, that the Company delivers a Repurchase Notice to a holder of Issued Shares.

ARTICLE III

Administration

The Plan shall be administered by the Committee.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:  (i) select Participants, (ii) grant Options to Participants in such forms and amounts and with such exercise price as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate in accordance with the terms of the applicable Option Agreement (as defined below), (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules, procedures and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in accordance with the terms of the applicable Option Agreement and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons, except, with respect to any Options held by any Participant, as otherwise provided in the Option Agreement for such Options or in such

Participant's employment agreement.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed, in the aggregate, 43,904,773 shares of Common Stock, subject to adjustment in accordance with Section 6.4 and 6.5.  To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such Options were granted shall again be available under the Plan.  Similarly, if any shares of Common Stock issued hereunder upon exercise of the Options are repurchased hereunder, such shares shall again be available under the Plan for reissuance as Options.  The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1Grant of Options.  The Committee may grant Options to Participants from time to time in accordance with this Article V. Options granted under the Plan shall be nonqualified stock options.  The exercise price per share of Common Stock under each Option shall be determined by the Committee at the time of grant, but shall be no less than the "fair market value" of the Common Stock on the date such Options are granted.  For purposes of this Section 5.1 only, "fair market value" of Common Stock means (a) if the stock is not readily tradable on an established securities market, the amount determined by the Board by the reasonable application of a reasonable valuation method within the meaning of Treas. Reg. §1.409A‑1(b)(5)(iv)(B) or (b) if the stock is readily tradable on an established securities market, the fair market value of the stock based upon the last sale before or the first sale after the grant of such stock.  Subject to Section 5.6, Options shall be exercisable at such time or times as the Committee shall determine.

5.2Exercise Procedure.

(a)Options shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company's Secretary or any other designee set forth in the Option Agreement) accompanied by payment in full of the applicable exercise price.  Payment of such exercise price shall be made, at the election of the Participant, (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Option's exercise, (iii) by authorizing the Company to withhold from issuance a number of Issued Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (iv) by any combination of the foregoing.

(b)In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to Section 5.2(a)(ii), (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that such Participant has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) such shares of Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of such Participant, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to such Participant's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of such Participant to a brokerage account specified by the Company.  When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between (x) the aggregate exercise price payable with respect to the Option being exercised and (y) the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash.  No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(c)In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to Section 5.2(a)(iii), only a whole number of Issued Shares (and not fractional Issued Shares) may be withheld in payment.  When payment of the exercise price is made by withholding of Issued Shares, the difference, if any, between (x) the aggregate exercise price payable with respect to the Option being exercised and (y) the Fair Market Value of the Issued Shares withheld in payment shall be paid in cash.  No Participant may authorize the withholding of Issued Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).  Any withheld Issued Shares shall no longer be issuable under such Option.

(d)If, with respect to any Participant a Termination Event occurs, then, subject to Section  6.3, such Participant shall have a period of 90 days after the Termination Date to exercise any Options that were vested as of the Termination Date; provided, that in the event of Participant's death or disability, such Participant (or such Participant's legal representatives) shall have a period of 180 days after the Termination Date to exercise any Options that were vested as of the Termination Date.

5.3Withholding Tax Requirements.

(a)Amount of Withholding.  It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise, in accordance with the Plan or the Option Agreement, as applicable.  The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Company's Treasurer or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.

(b)Withholding Procedure.  If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount equal to the Withholding Amount in cash (including check, bank draft, money order or wire transfer of immediately available funds), except to the extent otherwise provided in the Option Agreement.1  All amounts paid to the Company pursuant to this Section 5.3 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant's account.  If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option, but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company or as provided in an Option Agreement, the amount required to be withheld.

5.4Notification of Inquiries and Agreements.  Each Participant and each Permitted Transferee (as defined herein) shall notify the Company in writing within ten (10) days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W‑2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option acquired pursuant to this Plan.  Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document that is reasonably available to them relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

5.5Conditions and Limitations on Exercise.  At the discretion of the Committee, exercised at the time of grant, Options may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company or any Subsidiary of certain performance goals.  In the event of a proposed Sale of the Company, the Committee may provide, in its discretion, by written notice to each applicable Participant, that any or all Options shall become immediately vested, and that any or all Options shall terminate if not exercised as of the date of such Sale of the Company or any other designated date, or that any such Options shall thereafter represent only the right to receive such consideration as the Committee shall reasonably deem equitable in good faith in the circumstances.

1.Gary Blackford will have the right in his Option Agreement to net amounts owed by him for any withholding taxes resulting from the exercise of any Options.

5.6Expiration of Options.  In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

5.7Right to Purchase Issued Shares Upon Termination of Employment.  Except to the extent otherwise provided in the Option Agreement (as determined by the Committee in its sole discretion at the time of grant), the provisions of this Section 5.7 shall apply to all Options.2

(a)Repurchase Right.  If, with respect to any Participant, a Termination Event occurs, then such Participant's Issued Shares (whether held by such Participant or one or more transferees and including any Issued Shares acquired subsequent to the Termination Date) will, at the Company's election, be subject to repurchase, in whole or in part, by the Company pursuant to the terms and conditions set forth in this Section 5.7 (the "Repurchase Option") at a price per Issued Share equal to the Fair Market Value per Issued Share determined as of the Valuation Date, less the amount of any cash or property distributed by the Company with respect to such Issued Share between the applicable Valuation Date and the closing of the applicable repurchase; provided, that notwithstanding the foregoing, if the Termination Event occurred due to a termination by the Company of such Participant's employment for Cause, then the applicable Issued Shares will be subject to the Repurchase Option at a price per Issued Share equal to the lesser of (x) a price per Issued Share equal to the Fair Market Value per Issued Share determined as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such Issued Share between the applicable Valuation Date and the closing of the applicable repurchase and (y) the price paid to the Company for such Issued Share by such Participant.  Upon the occurrence of a Termination Event with respect to any Participant, such Participant's unvested Options as of the Termination Date shall terminate.

(b)Repurchase Procedures.  The Repurchase Option is exercisable by the Company delivering written notice (the "Repurchase Notice") to the holder or holders of the applicable Issued Shares at any time within 240 days after the later of (x) the applicable Termination Date or (y) the date that such Issued Shares were first issued.  The Repurchase Notice will set forth the number of Issued Shares to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder's Issued Shares and the time and place for the closing of the transaction.  If any Issued Shares are held by any transferees of the applicable Participant, the Company will purchase such Issued Shares elected to be purchased from such holder(s), pro rata according to the number of Issued Shares held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(c)Closing of Repurchase.  The closing of the transactions contemplated by this Section 5.7 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 45 days after the delivery of such notice.  The amount of the repurchase price to be paid for any Issued Shares to be purchased by the Company pursuant to a Repurchase Option shall be determined pursuant to Section 5.7(a) hereof and the aggregate amount of such repurchase price shall be referred to herein as the "Aggregate Repurchase Price".  The Company will pay the applicable Aggregate Repurchase Price for any Issued Shares to be purchased by the Company pursuant to a Repurchase Option by delivery of a check payable to or

2.Gary Blackford's Option Agreement will provide that his Issued Shares are not subject to repurchase.

by wire transfer to an account or account(s) designated by the holder(s) of such Issued Shares in an aggregate amount equal to the applicable Aggregate Repurchase Price for such Issued Shares.

(d)Restrictions on Repurchase.  Notwithstanding anything to the contrary contained in this Plan, all repurchases of Issued Shares by the Company pursuant to a Repurchase Option will be subject to applicable restrictions contained under applicable law (including Delaware law) and in the Company's and its Subsidiaries' debt and equity financing agreements that are in effect on the date designated by the Company for the closing of such repurchase in accordance with Section 5.7(c).  If any such restrictions prohibit the repurchase of Issued Shares which the Company is otherwise entitled to make pursuant to this Section 5.7 or if such repurchase would cause a default under any of the Company's and/or its Subsidiaries' debt and/or equity financing agreements and, in either case, a Repurchase Notice has been timely delivered pursuant to Section 5.7(b), the Company may, subject to provisions of this Section 5.7(d), make such repurchases as soon as (i) it is permitted to do so under such restrictions and (ii) such repurchase would not cause such a default.  The Company will receive from each seller customary representations and warranties regarding the ownership of the Issued Shares, including, but not limited to, the representation that such seller has good and marketable title to such Issued Shares to be transferred free and clear of all liens, claims, encumbrances or other restrictions, but no seller will be required to provide any representations and warranties regarding the status of the Company.

(e)Termination of Repurchase Option.  The Repurchase Option set forth in this Section 5.7 shall terminate with respect to each Participant upon the consummation of an IPO.

5.8Restrictions on Transfer of Issued Shares.

(a)Neither any Participant nor any Permitted Transferee may directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of (a "Transfer") any interest in any Issued Shares, except (i) pursuant to the provisions of Sections 5.7 or 5.10 hereof, (ii) in Public Sales, (iii) pursuant to applicable laws of descent and distribution, or (iv) among such Participant's Family Group; provided, that the restrictions contained in this Section 5.8 will continue to be applicable to Issued Shares after any Transfer of the type referred to in clause (iii) or (iv) above and, as a condition to any such Transfer, the transferees of such Issued Shares must agree in writing (which writing must be delivered to the Company) to be bound by the provisions of this Plan (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such writing shall be entered into and delivered to the Company as soon as reasonably possible after such Transfer).  Any transferee of Issued Shares pursuant to a Transfer in accordance with clause (iii) or (iv) above is herein referred to as a "Permitted Transferee."  Upon the proposed Transfer of any Issued Shares pursuant to clause (iii) or (iv) above, such Participant or such Permitted Transferee transferring such Issued Shares will deliver a written notice (a "Transfer Notice") to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

(b)The provisions of this Section 5.8 shall terminate upon the consummation of a Qualified Public Offering.

(c)Notwithstanding anything to the contrary in this Section 5.8, any holder of Issued Shares who is a party to the Stockholders Agreement (including as a result of having executed a joinder to the Stockholders Agreement in accordance with the terms of the Stockholders Agreement) shall be subject to the restrictions on Transfers with respect to the Issued Shares that are set forth in the Stockholders Agreement (rather than the restrictions on Transfers that are set forth in this Section 5.8).

5.9Additional Restrictions on Transfer.

(a)The certificates representing shares of Issued Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE ISSUER'S STOCK OPTION PLAN, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The legend set forth above regarding the Plan shall be removed from the certificates evidencing any securities which cease to be Issued Shares.

(b)No holder of Issued Shares may Transfer any Issued Shares (except pursuant to an effective registration statement under the Securities Act or in a Public Sale) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer.  If such opinion of counsel, reasonably acceptable in form and substance to the Company, further states that no subsequent Transfer of such Issued Shares will require registration under the Securities Act, the Company will promptly upon such Transfer, deliver new certificates for such securities which do not bear the Securities Act legend set forth in this Section 5.9(a).

5.10Approved Sale of the Company.

(a)If the Board or the holders of a majority of the shares of voting Common Stock then outstanding approve a sale of all or substantially all of the assets of the Company or UHS (as determined on a consolidated basis) or a sale of all (or, for accounting, tax or other reasons, substantially all) of (x) the outstanding shares of Common Stock or (y) the shares of voting capital stock of UHS (in either case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (each such sale, an "Approved Sale"), then each holder of Issued Shares will vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as (i) a merger or consolidation, each holder of Issued Shares will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Issued Shares will agree to sell all of his or her Issued Shares on the terms and conditions approved by the holders of a majority of the shares of voting Common Stock then outstanding.  Each holder of Issued Shares or Options, as applicable, will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company including, without limitation, executing any applicable purchase agreement and, if necessary, exercising any Options.  Each holder of Issued Shares, upon execution of the applicable Option Agreement, irrevocably constitutes and appoints the Company the true and lawful attorney of such holder, with full power of substitution, in the name of such holder or the Company to give effect to this Section 5.10, including the execution of any documentation necessary to transfer ownership of Issued Shares pursuant to an Approved Sale.  Each holder of Issued Shares, upon execution of the applicable Option Agreement, agrees that the powers granted to the Company in the immediately preceding sentence are coupled with an interest and are irrevocable by any holder of Issued Shares.

(b)If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Issued Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company.  If any holder of Issued Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Issued Shares declines to appoint the purchaser representative reasonably designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(c)Each holder of Issued Shares will bear their pro‑rata share (based upon the amount of consideration received) of the costs of any sale of Issued Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.  Costs incurred by any holder of Issued Shares on his or her own behalf will not be considered costs of the transaction hereunder.

5.11Holdback Agreement.  No holder of Issued Shares will effect any sale or distribution of Common Stock during the seven days prior to or the 180‑day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

ARTICLE VI

General Provisions

6.1Written Agreement.  Each Option granted hereunder shall be embodied in a written  agreement (the "Option Agreement") which shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein.

6.2Listing, Registration and Legal Compliance.  If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options will supply the Company with such certificates, representations and information as the Company shall reasonably request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.  In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee's discretion, are necessary in order to comply with such Section 16(b) and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it necessary because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the consent of the holder of any such Option, so reduce such period on not less than 15 days' written notice to the holders thereof.

6.3Options Not Transferrable.  Options (including the right to receive Option Shares) may not be Transferred or assigned by the Participant to whom they were granted, other than by will or the laws of descent and distribution and, during the lifetime of such Participant, Options may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant's legal guardian or legal representative).  In the event of the death of a Participant, Options which are not vested on the date of death shall terminate, and the exercise of Options granted hereunder to such Participant which are vested as of the date of death may be made only by the executor or administrator of such Participant's estate or the Person or Persons to whom such Participant's rights under the Options pass by will or the laws of descent and distribution no later than 180 days after the date of such Participant's death.

6.4Corporate Transaction.  Upon the occurrence of any "corporate transaction" as such term is defined in Treas. Reg. § 1.424‑1(a)(3) (including, but not limited to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation) in which holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock with respect to their Common Stock, new stock rights may be substituted for the Options, but only to the extent that the requirements of Treas. Reg. § 1.424‑1 (without regard to the requirement described in § 1.424‑1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the Option were a statutory option, and that the requirements of Section 409A of the Code are met.  Notwithstanding the foregoing, in the event of any proposed transaction which would represent a Sale of the Company, the Board may, in its discretion, terminate any or all of the Options by written notice to the then holders of the Options (whether vested or unvested), subject to the payment, upon the consummation of such Sale of the Company, by the Company to the then holders of Options of the difference, if any, between the consideration which the holders of such Options would receive in such transaction for the applicable Issued Shares if such holders exercised such Options (whether vested or unvested) immediately prior to such transaction and the exercise price of such Options.

6.5Adjustment for Change in Common Stock.  In the event of a recapitalization, reorganization, stock split, stock dividend, combination of shares, consolidation, merger or other change in any class of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options, adjust (1) the number and type of shares or other consideration as to which options may be granted under the Plan, (2) the number and type of shares covered by outstanding Options, (3) the exercise prices specified therein and (4) other provisions of this Plan which specify a number of shares, all as such Board or Committee determines to be appropriate and equitable; provided, that such adjustments shall be made in a manner that does not subject Participants to any additional tax, penalties or interest pursuant to Section 409A of the Code.  In the event that the Company declares and pays an extraordinary dividend, the Board or Committee shall make appropriate provisions for supplemental distributions of cash, securities and/or other property to holders of any Options outstanding at the time of such extraordinary dividend in order to preserve the value represented by such Options; provided, that such supplemental distributions shall be made in a manner that does not subject Participants to any additional tax, penalties or interest pursuant to Section 409A of the Code.

6.6Rights of Participants.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation, the terms of which shall be governed by such Participant's employment agreement, if any, with the Company or any of its Subsidiaries.  No employee of the Company or any of its Subsidiaries shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant, except as expressly provided in such employee's employment agreement, if any, with the Company or any of its Subsidiaries.

6.7Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below.  No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.8Amendment of Outstanding Options.  The Committee may amend or modify any Option in any manner; provided, that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

6.9Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 6.9 only if such member (1) acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

6.10Restricted Securities.  All Common Stock issued upon the exercise of any Options issued pursuant to the terms of this Plan shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be Transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

6.11Amendment to Comply with Section 409A of the Code.  To the extent that this Plan or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code and the Treasury Regulations (including proposed regulations) and guidance promulgated thereunder, (a) the provisions of this Plan shall be interpreted in a manner to the maximum extent possible to comply with Section 409A of the Code in accordance with Section 409A of the Code and (b) the parties hereto agree to amend this Plan for purposes of complying with Section 409A of the Code promptly upon issuance of any Treasury regulations or guidance thereunder; provided, that any such amendment shall not enlarge or diminish the number of shares of Common Stock with respect to which Options may be granted under the Plan, or otherwise materially adversely affect the Participant, the Company, or any affiliate of the Company, without the consent of such party.

6.12Governing Law; Jurisdiction.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any Federal court sitting in the State of Minnesota over any suit, action or proceeding arising out of or relating to this Plan.  The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court.  The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

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